EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1999 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan of Sequenom, Inc. of our report dated February 25, 2003, with respect to the consolidated financial statements of Sequenom, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

San Diego, California

January 29, 2004